Exhibit 99.1
FOR IMMEDIATE RELEASE

COMPRESSCO PARTNERS, L.P.
PRICES INITIAL PUBLIC OFFERING OF COMMON UNITS
     The Woodlands, Texas and Oklahoma City, Oklahoma (JUNE 15, 2011) — TETRA Technologies, Inc. (NYSE: TTI) (“TETRA”) and Compressco Partners, L.P. (NASDAQ: GSJK) (“Compressco Partners”) announced today that Compressco Partners has priced its initial public offering of 2,670,000 common units representing limited partner interests at $20.00 per common unit. The underwriters have been granted a 30-day over-allotment option to purchase up to an aggregate 400,500 additional common units at the initial public offering price. The offering was increased to 2,670,000 common units from the base offering of 2,500,000 common units. The common units will begin trading on the NASDAQ Stock Market LLC on June 15, 2011 under the ticker symbol “GSJK.” The offering is expected to close on or about June 20, 2011.
     Upon completion of the offering and excluding any common units that may be issued at the completion of the offering pursuant to awards granted under Compressco Partners’ long-term incentive plan, the public will own approximately 17.0% of the outstanding equity of Compressco Partners, or approximately 19.6% if the underwriters exercise in full their over-allotment option, and affiliates of TETRA will own approximately 83.0% of the outstanding equity of Compressco Partners, or approximately 80.4% if the underwriters exercise in full their over-allotment option, including a 2% general partner interest, and will own and control the general partner of Compressco Partners. Any common units issued pursuant to the underwriters’ over-allotment option would result in a corresponding decrease in TETRA’s ownership interest percentage in Compressco Partners and the proceeds received in exchange for such issuance would be distributed to TETRA.
     Raymond James & Associates, Inc. and J.P. Morgan Securities LLC are acting as joint book running managers for the offering. RBC Capital Markets, LLC is acting as co-manager for the offering. This offering of common units is being made only by means of a prospectus. A written prospectus meeting the requirements of Section 10 of the Securities Act of 1933, when available, may be obtained from the offices of:
Raymond James & Associates, Inc.
Attn: Equity Syndicate
880 Carillon Parkway
St. Petersburg, Florida 33716
Telephone: (800) 248-8863
J.P. Morgan Securities LLC
c/o Broadridge Financial Solutions
1155 Long Island Avenue
Edgewood, NY 11717
Telephone: (866) 803-9204

RBC Capital Markets, LLC
Attn: Equity Syndicate
Three World Financial Center
200 Vesey Street, 8th Floor
New York, New York 10281
Telephone: (877) 822-4089
     A registration statement relating to these securities has been filed with, and declared effective by, the U.S. Securities and Exchange Commission (“SEC”). This press release shall not constitute an offer to sell or a solicitation of an offer to buy, nor shall there be any sale of these securities in any state or jurisdiction in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.
     This press release includes statements regarding the offering that may constitute forward-looking statements. Such forward-looking statements are subject to a variety of known and unknown risks, uncertainties, and other factors that are difficult to predict and many of which are beyond management’s control. Factors that can affect future results are discussed in the registration statement relating to these securities filed with the SEC, which is available via the SEC’s web site at www.sec.gov. Compressco Partners undertakes no obligation to update or revise any forward-looking statement to reflect new information or events.
     TETRA is a geographically diversified oil and gas services company focused on completion fluids and other products, production testing, wellhead compression, and selected offshore services including well plugging and abandonment, decommissioning, and diving.
     Compressco Partners is a provider of wellhead compression-based production enhancement services to a broad base of natural gas and oil exploration and production companies operating throughout most of the onshore producing regions of the United States, and has significant operations in Canada and Mexico and a growing presence in certain countries in South America, Eastern Europe and the Asia-Pacific region.
Contact:
TETRA Technologies, Inc., The Woodlands, Texas
Stuart M. Brightman, 281/367-1983
Fax: 281/364-4346
www.tetratec.com
Compressco Partners, L.P., Oklahoma City, Oklahoma
Ronald J. Foster, 405/677-0221
Fax: 405/619-9244
www.compressco.com
###